UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

maryland

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 6.375% Series D Cumulative Redeemable, par value $0.01 per share	ABR-PD	New York Stock Exchange
Preferred Stock, 6.25% Series E Cumulative Redeemable, par value $0.01 per share	ABR-PE	New York Stock Exchange
Preferred Stock, 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable, par value $0.01 per share	ABR-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 30, 2026, Arbor Realty Trust, Inc. (the “Company”) priced an offering of $325 million aggregate principal amount of Convertible Senior Notes due 2029 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), concurrently entered privately negotiated transactions to repurchase shares of its common stock through one of the initial purchasers or its affiliate, as its agent (the “Concurrent Share Repurchase”) and entered into a prepaid forward stock purchase transaction (the “Prepaid Forward Transaction”) with one of the initial purchasers of the Notes or its affiliates (in this capacity, the “Forward Counterparty”).

The Company intends to use the gross proceeds from the offering of $325 million, or $375 million if the initial purchasers fully exercise their option to purchase additional Notes, before deducting the initial purchasers’ discounts and commissions and offering expenses to (i) use approximately $11.6 million to repurchase 2.1 million shares of its common stock pursuant to the Concurrent Share Repurchase; (ii) repurchase approximately $102.7 million of shares of its common stock pursuant to the Prepaid Forward Transaction; (iii) use a portion of the proceeds, together with cash on hand, to redeem in full the Company’s outstanding $270 million of 4.50% Senior Notes due September 1, 2026 at par plus accrued and unpaid interest; and (iv) use any remaining proceeds from the offering for general corporate purposes.

The Prepaid Forward Transaction is a separate transaction between the Company and the Forward Counterparty and is not part of the terms of the Notes and will not affect any holder's rights under the Notes or the indenture. Holders of the Notes will not have any rights with respect to the Prepaid Forward Transaction.

Copies of the press releases announcing the Company’s intention to offer the Notes and the pricing of the offering are attached hereto as Exhibits 99.1 and 99.2, respectively and are incorporated herein by reference.

The offer and sale of the Notes have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
99.1	Press release, dated June 30, 2026
99.2	Press release, dated June 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: July 1, 2026